Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement (No. 333- 182536) on Form S-11 of our report dated July 3, 2012 relating to the balance sheet of JAVELIN Mortgage Investment Corp., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Certified Public Accountants

Miami, FL
September 24, 2012